UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 11, 2005

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO        64111

(Address of Principal Executive Offices)     (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement

On November 11, 2005, Option One Mortgage Corporation (“OOMC”) and Option One Loan Warehouse Corporation (“OOLWC”), wholly owned subsidiaries of H&R Block, Inc. (the “Company”), entered into Amendment Number One to the Amended and Restated Sale and Servicing Agreement dated November 11, 2005 among OOMC, OOLWC, Option One Owner Trust 2003-5 (the “Trust”), and Wells Fargo Bank, N.A. (“Wells Fargo”) (the “Amendment”).

The Amendment’s primary purpose was to extend the term of OOMC’s off-balance sheet financing arrangement with CitiBank to fund daily non-prime originations through November 10, 2006, subject to various triggers, events or occurrences that could result in earlier termination (the “CitiBank Warehouse Facility”).

The Citigroup Warehouse Facility provides funding totaling $1,000,000,000 and bears interest at one-month LIBOR plus additional margin rates. The Citigroup Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratios, net income test and cross-default features in which a default under other arrangements to fund daily non-prime originations would trigger a default under the Citigroup Warehouse Facility. In addition, the Citigroup Warehouse Facility permits Citigroup at any time to require the Trust to redeem specified borrowed amounts outstanding under the Citigroup Warehouse Facility.

Under the Citigroup Warehouse Facility, non-prime loans originated by OOMC are sold daily to the Trust, which utilizes the Citigroup Warehouse Facility to purchase the loans. The Trust subsequently sells the loans directly to third-party investors or back to OOMC to pool the loans for securitization, as directed by its third-party beneficial interest holders. The decision to complete a whole loan sale or a securitization is dependent on market conditions. See “Off-Balance Sheet Financing Arrangements” in Item 7 of the Company’s Form 10-K/A for the fiscal year ended April 30, 2005.

Certain parties to the Citigroup Warehouse Facility have other relationships with the Company or its affiliates. Wells Fargo Bank, N.A., the Indenture trustee under the Citigroup Warehouse Facility, and CitiBank, N.A., an affiliate of Citigroup, are lending parties pursuant to revolving credit facilities maintained by Block Financial Corporation (“BFC”) and guaranteed by the Company.

Item 2.02.	Results of Operations and Financial Condition

On November 17, 2005, the Company issued a press release regarding its results of operations for the fiscal quarter ended October 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Under the terms of the Citigroup Warehouse Facility, OOMC provides a guarantee up to a maximum amount equal to approximately 10% of the aggregate principal balance of mortgage loans held by the Trusts before ultimate disposition of the loans by the Trust. This guarantee would be called upon in the event adequate proceeds were not available from the sale of the mortgage loans to satisfy the current or ultimate payment obligations of the Trust. The maximum potential undiscounted amount of future payments that OOMC may be required to make pursuant to this guarantee would be approximately $100,000,000.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release Issued November 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	November 17, 2005	By: /s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary

EXHIBIT INDEX

Exhibit 99.1	Press Release issued November 17, 2005.